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Preliminary Information Statement
Dated: January 31, 2002

                         ALTRIMEGA HEALTH CORPORATION
                               5600 BELL STREET
                                  SUITE 111
                            AMARILLO, TEXAS 79106
                               (806) 352-9599

                            INFORMATION STATEMENT

     This information statement ("Information Statement") is furnished to the shareholders of Altrimega Health Corporation (the "Company"), in connection with certain corporate actions.

     The corporate actions involve a proposal (hereafter the "Proposal") providing for the following matter:

     The adoption of amended Articles of Incorporation which:

     A) Change the name of the Company to Advanced Communications, Inc., or some derivation thereof as the board of directors may determine; and

     B) Increase the authorized common stock of the Company from 50,000,000 shares to 100,000,000 shares.

     Ratify the appointment of Christopher M. Early, Donald L. Nichols and Noel K. Bunyan to the Company board of directors.

     ONLY SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON JANUARY 31, 2002 (THE "RECORD DATE"), WERE ENTITLED TO NOTICE OF AND TO VOTE ON THE PROPOSAL. MEMBERS OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS WHO, COLLECTIVELY HOLD IN EXCESS OF 50% OF THE COMPANY'S 22,020,000 ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE ON THE PROPOSAL HAVE VOTED IN FAVOR OF THE PROPOSAL. AS A RESULT, THE PROPOSALS WAS APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDER.

                                   BY ORDER OF THE BOARD OF DIRECTORS



                                   Christopher M. Early, President
                                    and Chief Executive Officer

Amarillo, Texas
February __, 2002
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              SELECTED AND SUMMARY INFORMATION ABOUT THE COMPANY

The Company was incorporated under the laws of the state of Nevada on September 8, 1998, under the name Mega International Health Corporation for the purpose of marketing nutritional products. On June 23, 1999, the Company amended its name to Altrimega Health Corporation. Since its inception the Company has had limited, if any, operations. In December 2001, the Company completed a share exchange with the shareholders of Advanced Messaging Wireless, Inc., a Texas corporation ("Advanced"), wherein the Advanced shareholders received shares of the Company's common stock. Concurrent with the share exchange with the Advanced shareholders, former controlling shareholders of the Company caused to be cancelled and returned to the status of authorized, a similar number of shares of the Company's common stock. In connection with the share exchange the Company's officers and directors resigned and the nominees of Advanced were appointed to take their place.

Advanced Messaging Wireless, Inc.
---------------------------------
Advanced is a Texas corporation located in Amarillo, Texas was formed in April 2001 as a marketing organization that offers wireless and communications products to consumers through its retail outlets. Advanced has entered into a licensing agreement with Nextel Communications to resell their services in the Southwestern United States. Advanced desires to be a customer focused communications and information technology company that provides a full array of voice, video and data services as well as communications and technology-related products. In order to accomplish is business plan, Advanced desires to acquire other operating companies in strategic locations in the United States. Advanced believes that its complete communication solution concept addresses the real needs of the market by providing a one-stop shop for all of business and residential communications needs, including voice, video and data. No longer will a customer need to deal with several companies. Advanced intends to provide all of these services.

Advanced has targeted growth within the Southwestern United States for three specific reasons:

     1) The population in this area of the country is growing at a rate faster than the national average;

     2) Assuming the completion of several proposed acquisitions, the acquired companies will be contiguous in this service and provide the complete array of services.

     3) Parts of this geographic area have been overlooked by several of the larger national communication service providers.

Advanced desires to acquire other small and mid-sized communication service providers and consolidate these companies into a significant communication service provider. Unlike many other providers in this industry, Advanced believes that at the current stage of the industry's development, the highest priority should be to rapidly build profitable market share, not to deploy a large network infrastructure with a substantial number of underutilized owned or leased POP's (Point-Of-Presence). Therefore, Advanced's growth strategy is focused on (i) acquiring additional customers in its existing markets and (ii) deploying its business model in other selected markets. The aim of the business model is to quickly build in each market a critical mass of customers that will support profitable operations.



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Advanced will offer its wireless voice services through Nextel Communications,
Inc., Western Wireless, Verizon, VoiceStream, AT&T Wireless and Cricket. Advanced's license agreement with these carriers covers the Southwestern
United States, but more specifically is targeted on West Texas, New Mexico and Oklahoma. With the expansion plans Advanced has developed, it projects it will exceed 75,000 customers within twelve months. Advanced's license agreements with the carriers varies from $175.00 to $425.00 per activiation and a monthly residual, depending on the useage. Presently, Advanced offers wireless telecommunications, wireless pager services, wireless video and wireless home security. As a part of the deployment of its business plan, local dial tone, long distance and Internet connectivity will be offered to Advanced's customer base.

                                THE PROPOSALS

Because of the share exchange with Advanced, the Company has focused almost exclusively on the wireless industry and the business of Advanced. With such a focus anticipated to continue, management believes it is important to rename the Company to focus on its new business and to distinguish itself from prior operations. Accordingly, it was proposed by management that the Company's name be changed to Advanced Communications, Inc. The Company's subsidiary, Advanced Messaging Wireless, Inc., will remain the same.

Because the Company intends to target additional companies within its industry for acquisition or equity participation, management believes it is important to increase the authorized common stock of the Company from 50,000,000 shares to 100,000,000 shares. The increase in capitalization of the Company should give management the ability to structure future acquisitions using the Company's common stock as all or particle consideration in connection with a proposed acquisition. Accordingly, it was proposed by management that the Company increase the authorized shares of common stock to 100,000,000 shares.

Following the share exchange with the Advanced Shareholders the directors of Advanced, Christopher M. Early, Donald L. Nichols and Noel K. Bunyan, were appointed to the board of directors of the Company.

Certain biographical information with respect to the directors is set forth below. Each director will serve until the next annual meeting and until his successor is duly elected and qualified. Vacancies on the Board during the year may be filled by the majority vote of the directors in office at the time of the vacancy without action by the stockholders.

Biographical Information on Nominees
------------------------------------
Christopher M. Early has been the President, Chief Executive Officer, principal shareholder and Chairman of the Board of Advanced since its inception. Mr. Early is responsible for all managerial functions and developing Advanced's business and marketing plan. Prior to forming Advanced, Mr. Early was a Marketing Representative for Motorola from 1999 to 2001. Prior to joining Motorola, Mr. Early owned a Budget Rent-A-Car franchise in Beaumont, Texas from 1998 to 1999. Prior to purchasing the Budget franchise Mr. Early was in the insurance industry for five years as an agent for Becknell & Associates. Mr. Early attended McMurray University in Abilene, Texas from 1992 to 1993.


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Donald L. Nichols currently serves as the Vice President of Advanced. He has been involved in the construction industry since 1979, managing and owning various companies, including Envirotech National, a distributor of tankless hot water heaters and Amarillo Shake and Shingle, a roofing contractor, both located in Amarillo, Texas, from 2000 to the present. Mr. Nichols received a Bachelors degree in Business Administration from West Texas State University, Canyon, Texas in 1982.

Noel K. Bunyan is the Chief Financial Officer and Secretary for Advanced and is responsible for all financial and accounting functions. Prior to joining Advanced in 2001, Mr. Bunyan was in the investment banking business for twenty years, acting as a registered representative for Tercel Securities, Inc. from 1990 to 1995 and previously with New South Securities, Inc. from 1984 until 1990. Prior to being employed as a registered representative, from 1979 to 1984 Mr. Bunyan was the Chief Financial Officer for Southwest Oil and Gas. Bunyan held several accounting and management positions with Foremost-McKesson from 1971 to 1979. Mr. Bunyan is a graduate of West Texas State University, Canyon, Texas, where in 1971 he received a Bachelor of Business Administration and a degree in Accounting.

Board Approval of Proposals
---------------------------
The change in the Company's name and increase in authorized capital, as well as the appointment of the directors set forth above was approved by the board of directors through an unanimous consent.

Vote Required
-------------
The name change, increase in authorized capital and the ratification of the board appointments requires the approval of a majority of the 22,020,000 issued and outstanding shares of common stock. Members of management and other principal shareholders holding or controlling the vote of 11,100,000 shares which represents in excess of 50% of the issued and outstanding shares entitled to vote on the Proposals voted in favor of the name change, increase in authorized capital and the appointment of board members.

Effective Date
--------------
The Proposals will become effective upon the completion of all matters referred to herein. The name change and increase in authorized capital is scheduled to be completed on or about March __, 2002.

Exchange of Stock Certificates
------------------------------
In order to effectuate the name change, each shareholder will be entitled to submit his or her old stock certificate (any certificate issued prior to the effective date of the name change), to the Company's transfer agent, Interwest Transfer Company, 1981 East Murray-Holladay Road, Salt Lake City, Utah 84117, and be issued in exchange therefor, one new certificate in the new name of the Company. The Company shall pay the cost of such issuance, if presented to Interwest Transfer Company, within 30 days of the effective date of March __, 2002. After 30 days from the effective date, all exchange requests must be accompanied by a check payable to Interwest Transfer Company in the amount of $15.00 per certificate to be issued. The Company will not pay for any additional certificates requested or for the transfer of certificates into
names other than those in which the certificates are in presently.   To
eliminate confusion regarding the Common Stock, the board of directors urges the shareholders to surrender their certificates for exchange; however, shareholders are not required to do so.

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Security Ownership of Certain Beneficial Owners:
-----------------------------------------------
The following table sets forth as of January 31, 2002, the name, address and the number of shares of the Company's common stock held of record or beneficially by each person who was known by the Company to own beneficially, more than 5% of the issued and outstanding 22,020,000 voting securities. In addition, the table sets forth the name and shareholdings of each director and of all officers and directors as a group.


Security Ownership of Certain Beneficial Owners
-----------------------------------------------
Title
 of        Name and Address              Amount and Nature of     Percentage
Class      Beneficial Owner              Beneficial Ownership(1)   of Class(2)
-----      ----------------              --------------------     ----------
Common     Christopher M. Early          3,100,000 (3)    D            14.08
           203 10th Avenue                 100,000 (4)    I              .45
           Canyon, TX 79015              ---------                     -----
                                         3,200,000                     14.53

Common     Donald L. Nichols             2,600,000        D            11.81
           115 Bayshore Drive              100,000 (4)    I              .45
           Lake Tanglewood, TX 79118     ---------                     -----
                                         2,700,000                     12.26

Common     Noel K. Bunyan                1,050,000        D             4.77
           7605 Sleepy Hollow Blvd.        100,000 (4)    I              .45
           Amarillo, TX 79121            ---------                      ----
                                         1,150,000                      5.22

Security Ownership of Management of Advanced
--------------------------------------------
Title
 of        Name and Position of          Amount and Nature of     Percentage
Class      Officer and/or Director       Beneficial Ownership(1)  of Class(2)
-----      -----------------------       --------------------     ----------
Common     Christopher M. Early, Pres.,
            C.E.O. and Director                 ----See Table Above----
Common     Donald L. Nichols, V.P. and
            Director                            ----See Table Above----
Common     Noel K. Bunyan, C.F.O.,
            Secretary and Director              ----See Table Above----

         All Officers and Directors
          as a Group (3 persons)         6,750,000        D            30.65
                                           300,000        I             1.36
                                         ---------                     -----
         Total Beneficial Ownership      7,050,000                     32.01
                                         =========                     =====

(1) Indirect and Direct ownership are referenced by an "I" or "D", respectively. All shares owned directly are owned beneficially and of record and such shareholder has sole voting, investment, and dispositive power, unless otherwise noted.

(2) The percentage calculation has been rounded to the nearest one-hundredth of a percent.

(3) Includes 1,125,000 shares beneficially owned by Lynna C. Early, the spouse of Christopher M. Early.

(4) Represents the named shareholder's proportionate share of 300,000 shares beneficially owned of record by BEN Partners, a partnership in which Christopher M. Early, Donald L. Nichols and Noel K. Bunyan are equal partners.

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          MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The table below sets forth, for the respective periods indicated, the prices for the Company's common stock in the over-the-counter market as reported by the NASD's OTC Bulletin Board. The bid prices represent inter-dealer quotations, without adjustments for retail mark-ups, mark-downs or commissions and may not necessarily represent actual transactions.

Period Ended December 31, 2001                 High Bid     Low Bid
------------------------------                 --------     -------
First Quarter                                  $14.00       $ 2.00
Second Quarter                                 $ 5.00       $ 0.52
Third Quarter                                  $ 2.08       $ 0.46
Fourth Quarter                                 $ 0.69       $ 0.12

At January 28, 2002, the Company's Common Stock was quoted on the OTC Bulletin Board at a bid and asked price of $0.95 and $0.11, respectively. Since its inception, the Company has not paid any dividends on its Common Stock, and the Company does not anticipate that it will pay dividends in the foreseeable future. At January 31, 2002, the Company had approximately 45 shareholders of record based on information provided by Interwest Transfer Company.

                            FURTHER INFORMATION

All references to each document referred to in this Information Statement are qualified in their entirety by reference to the complete contents of such document. Copies of these documents may be obtained upon request from management at the address of the Company. Any shareholder and his advisor may, during normal business hours prior to completion of the name change, (1) have access to the document referred to herein, and (2) ask questions of management with respect to the name change and request additional information necessary to verify accuracy of the information provided. Management will seek to provide answers and such information to the extent possessed by management or obtainable by them without unreasonable effort or expense.

Exhibits
--------
Exhibit A     Amended Articles of Incorporation


                                   Altrimega Health Corporation

                                   By Order of the Board of Directors



                                   /S/Christopher M. Early, President
                                      and Chief Executive Officer

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EXHIBIT A
                     CERTIFICATE OF AMENDMENT
                 TO THE ARTICLES OF INCORPORATION
                                OF
                   ALTRIMEGA HEALTH CORPORATION

We, the undersigned, Christopher M. Early, President, and Noel K. Bunyan, Secretary, of Altrimega Health Corporation, a Nevada corporation hereinafter referred to as the "Corporation," hereby certify:

FIRST:  The name of the Corporation is ALTRIMEGA HEALTH CORPORATION

SECOND: The following amendments to the Articles of Incorporation were duly adopted pursuant to the written consent of a majority of the shareholders of the Corporation pursuant to NRS 78.320.

THIRD: The name of the Corporation is ADVANCED COMMUNICATIONS, INC.

FOURTH: The maximum number of shares of capital stock which the Corporation has authority to issue is 110,000,000, consisting of 100,000,000 shares of common stock, $.001 par value, and 10,000,000 shares of preferred stock, $.001 par value.

FIFTH: The number of shares outstanding and entitled to vote on an amendment to the Articles of Incorporation is 22,020,000.

SIXTH: The aforesaid changes and amendments have been approved by the written consent of shareholders holding a majority of the issued and outstanding shares entitled to vote thereon in accordance with NRS 78.320.

IN WITNESS WHEREOF, the foregoing Certificate of Amendment has been executed this 31st day of January, 2002.




_______________________________            __________________________________
Christopher M. Early, President            Noel K. Bunyan, Secretary